Exhibit 10.9

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

FOREIGN CORPORATION INTO

A DOMESTIC CORPORATION

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is

Red Mile Entertainment, Inc._______________, a Delaware corporation, and the name of the corporation being merged into this surviving corporation is

Red Mile Entertainment, Inc._______________,a Florida corporation.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8 Section 252 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation is Red Mile Entertainment, Inc._________, a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its

Certificate of Incorporation. (If amendments are affected please set forth)

FIFTH: The authorized stock and par value of the non-Delaware corporation is 100 million shares of common stock and 15 million shares of preferred stock at no par value for both

SIXTH: The merger is to become effective on filing of the Certificate of Merger

SEVENTH: The Agreement of Merger is on file at 4000 Bridgeway, Suite 101,

Sausalito, California 94965 an office of the surviving corporation.

EIGHTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 4th day of May ,A.D.,

.

By:	/s/ Chester Aldridge

Authorized Officer

Name:	Chester Aldridge

Print or Type

Title:	President